Exhibit 99.1

Vishay Intertechnology Reports Fiscal Second Quarter 2024 Results

Malvern, PA, August 7, 2024 – Vishay Intertechnology, Inc., (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive electronic components, today announced results for the fiscal second quarter ended June 29, 2024.

Highlights
•	2Q 2024 revenues of $741.2 million
•	Gross margin was 22.0% and included the negative impact of approximately 170 basis points related to the addition of Newport
•	EPS of $0.17
•	2Q 2024 book-to-bill of 0.86 with book-to-bill of 0.82 for semiconductors and 0.90 for passive components
•	Backlog at quarter end was 4.6 months

"During the second quarter, we executed well on our Vishay 3.0 strategic plan, deepening our customer engagements supported by capacity that has landed and that we will continue to expand, and advancing our silicon carbide strategy as we prepare for the megatrends in sustainability and e-mobility,” said Joel Smejkal, President and CEO. “Revenue, including a full quarter of Newport, was flat quarter over quarter, primarily reflecting schedule agreement adjustments by automotive Tier 1 customers. At mid-year 2024, it is apparent that the industry recovery is taking longer than we had expected at the beginning of the year.  As a result, we are adjusting the timetable of the Itzehoe, Germany expansion project beyond 2024 while holding to our planned capital investment of $2.6 billion between 2023 and 2028. For 2024, we now plan to invest between $360 million to $390 million in capex."

3Q 2024 Outlook
For the third quarter of 2024, management expects revenues in the range of $745 million +/- $20 million, with gross profit margin in the range of 21.0% +/- 50 basis points, including the negative impact of approximately 175 to 200 basis points from the addition of Newport.

Conference Call
A conference call to discuss Vishay’s second quarter financial results is scheduled for Wednesday, August 7, 2024 at 9:00 a.m. ET. To participate in the live conference call, please pre-register at https://register.vevent.com/register/BI38004aee85364014b94cacc38200c3f4. Upon registering, you will be emailed a dial-in number, and unique PIN.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call available on the Investor Relations website approximately one hour following the call and will remain available for 30 days.

About Vishay
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech®. Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at www.Vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); and EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as free cash, EBITDA, and EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. The calculations of these measures are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including forecasted revenues and margins, capital investment, capacity expansion, stockholder returns, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words and expressions such as "intend," "suggest," "guide," "will," "expect," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand (including due to political, economic, and health instability and military conflicts and hostilities); delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; that the Newport wafer fab will not be integrated successfully into the Company’s overall business; that the expected benefits of the acquisition may not be realized; that the fab’s standards, procedures and controls will not be brought into conformance within the Company’s operation; difficulties in transitioning and retaining fab employees following the acquisition; difficulties in consolidating facilities and transferring processes and know-how; the diversion of our management’s attention from the management of our current business; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech™ is a trademark of Vishay Intertechnology.

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Executive Vice President, Corporate Development
+1-610-644-1300

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	June 29, 2024	March 30, 2024	July 1, 2023

Net revenues	$741,239	$746,279	$892,110
Costs of products sold	578,369	575,872	634,637
Gross profit	162,870	170,407	257,473
Gross margin	22.0%	22.8%	28.9%

Selling, general, and administrative expenses	124,953	127,736	122,857
Operating income	37,917	42,671	134,616
Operating margin	5.1%	5.7%	15.1%

Other income (expense):
Interest expense	(6,657)	(6,496)	(6,404)
Other	5,011	8,087	5,257
Total other income (expense) - net	(1,646)	1,591	(1,147)

Income before taxes	36,271	44,262	133,469

Income tax expense	12,391	12,819	38,054

Net earnings	23,880	31,443	95,415

Less: net earnings attributable to noncontrolling interests	347	519	377

Net earnings attributable to Vishay stockholders	$23,533	$30,924	$95,038

Basic earnings per share attributable to Vishay stockholders	$0.17	$0.22	$0.68

Diluted earnings per share attributable to Vishay stockholders	$0.17	$0.22	$0.68

Weighted average shares outstanding - basic	137,326	137,726	139,764

Weighted average shares outstanding - diluted	138,084	138,476	140,478

Cash dividends per share	$0.10	$0.10	$0.10

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Six fiscal months ended
	June 29, 2024	July 1, 2023

Net revenues	$1,487,518	$1,763,156
Costs of products sold	1,154,241	1,226,970
Gross profit	333,277	536,186
Gross margin	22.4%	30.4%

Selling, general, and administrative expenses	252,689	243,002
Operating income	80,588	293,184
Operating margin	5.4%	16.6%

Other income (expense):
Interest expense	(13,153)	(11,524)
Other	13,098	8,586
Total other income (expense) - net	(55)	(2,938)

Income before taxes	80,533	290,246

Income tax expense	25,210	82,642

Net earnings	55,323	207,604

Less: net earnings attributable to noncontrolling interests	866	785

Net earnings attributable to Vishay stockholders	$54,457	$206,819

Basic earnings per share attributable to Vishay stockholders	$0.40	$1.48

Diluted earnings per share attributable to Vishay stockholders	$0.39	$1.47

Weighted average shares outstanding - basic	137,525	140,201

Weighted average shares outstanding - diluted	138,279	140,865

Cash dividends per share	$0.20	$0.20

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(Unaudited - In thousands)

	June 29, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$672,731	$972,719
Short-term investments	15,320	35,808
Accounts receivable, net	424,512	426,674
Inventories:
Finished goods	172,353	167,083
Work in process	280,490	267,339
Raw materials	218,480	213,098
Total inventories	671,323	647,520

Prepaid expenses and other current assets	213,331	214,443
Total current assets	1,997,217	2,297,164

Property and equipment, at cost:
Land	84,036	77,006
Buildings and improvements	752,194	719,387
Machinery and equipment	3,226,301	3,053,868
Construction in progress	283,024	290,593
Allowance for depreciation	(2,888,004)	(2,846,208)
	1,457,551	1,294,646

Right of use assets	124,878	126,829
Deferred income taxes	135,752	137,394
Goodwill	250,580	201,416
Other intangible assets, net	86,895	72,333
Other assets	99,828	110,141
Total assets	$4,152,701	$4,239,923

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(Unaudited - In thousands)

	June 29, 2024	December 31, 2023

Liabilities and equity
Current liabilities:
Trade accounts payable	$198,527	$191,002
Payroll and related expenses	152,423	161,940
Lease liabilities	27,502	26,485
Other accrued expenses	241,961	239,350
Income taxes	49,546	73,098
Total current liabilities	669,959	691,875

Long-term debt less current portion	820,622	818,188
U.S. transition tax payable	-	47,027
Deferred income taxes	108,886	95,776
Long-term lease liabilities	98,907	102,830
Other liabilities	85,306	87,918
Accrued pension and other postretirement costs	187,575	195,503
Total liabilities	1,971,255	2,039,117

Equity:
Vishay stockholders' equity
Common stock	13,358	13,319
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,296,721	1,291,499
Retained earnings	1,068,351	1,041,372
Treasury stock (at cost)	(186,816)	(161,656)
Accumulated other comprehensive income (loss)	(16,969)	10,337
Total Vishay stockholders' equity	2,175,855	2,196,081
Noncontrolling interests	5,591	4,725
Total equity	2,181,446	2,200,806
Total liabilities and equity	$4,152,701	$4,239,923

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Six fiscal months ended
	June 29, 2024	July 1, 2023
Operating activities
Net earnings	$55,323	$207,604
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	101,677	87,694
Gain on disposal of property and equipment	(1,091)	(495)
Inventory write-offs for obsolescence	19,051	18,023
Stock compensation expense	9,293	6,082
Change in U.S. transition tax liability	(37,622)	(27,670)
Change in repatriation tax liability	(15,000)	-
Deferred income taxes	5,589	16,166
Other	(632)	(811)
Changes in operating assets and liabilities	(81,107)	(69,461)
Net cash provided by operating activities	55,481	237,132

Investing activities
Purchase of property and equipment	(115,648)	(117,250)
Proceeds from sale of property and equipment	1,265	1,013
Purchase and deposits for businesses, net of cash acquired	(200,185)	(5,003)
Purchase of short-term investments	(59,638)	(41)
Maturity of short-term investments	80,110	293,282
Other investing activities	(1,220)	(892)
Net cash provided by (used in) investing activities	(295,316)	171,109

Financing activities
Net proceeds on revolving credit facility	-	143,000
Debt issuance costs	-	(6,120)
Dividends paid to common stockholders	(25,033)	(25,538)
Dividends paid to Class B common stockholders	(2,419)	(2,419)
Repurchase of common stock held in treasury	(25,160)	(40,399)
Distributions to noncontrolling interests	-	(867)
Cash withholding taxes paid when shares withheld for vested equity awards	(4,058)	(3,653)
Net cash provided by (used in) financing activities	(56,670)	64,004
Effect of exchange rate changes on cash and cash equivalents	(3,483)	6,350

Net increase (decrease) in cash and cash equivalents	(299,988)	478,595

Cash and cash equivalents at beginning of period	972,719	610,825
Cash and cash equivalents at end of period	$672,731	$1,089,420

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	June 29, 2024	March 30, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net cash provided by operating activities	$(24,730)	$80,211	$107,239	$55,481	$237,132
Proceeds from sale of property and equipment	514	751	687	1,265	1,013
Less: Capital expenditures	(62,564)	(53,084)	(71,676)	(115,648)	(117,250)
Free cash	$(86,780)	$27,878	$36,250	$(58,902)	$120,895

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	June 29, 2024	March 30, 2024	July 1, 2023	June 29, 2024	July 1, 2023

GAAP net earnings attributable to Vishay stockholders	$23,533	$30,924	$95,038	$54,457	$206,819
Net earnings attributable to noncontrolling interests	347	519	377	866	785
Net earnings	$23,880	$31,443	$95,415	$55,323	$207,604

Interest expense	$6,657	$6,496	$6,404	$13,153	$11,524
Interest income	(6,663)	(9,053)	(6,292)	(15,716)	(12,236)
Income taxes	12,391	12,819	38,054	25,210	82,642
Depreciation and amortization	52,150	49,527	44,393	101,677	87,694
EBITDA	$88,415	$91,232	$177,974	$179,647	$377,228

EBITDA margin**	11.9%	12.2%	19.9%	12.1%	21.4%

** EBITDA as a percentage of net revenues